Exhibit n.3

PORTMAN RIDGE FINANCE CORPORATION

POWER OF ATTORNEY

Each of the undersigned officers and directors of Portman Ridge Finance Corporation, a corporation incorporated in Delaware (the “Company”), do constitute and appoint Edward Gilpin, Jason Schaefer and Patrick Schafer as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Company to comply with, or register any security issued by the Company under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Company’s Registration Statement on Form N-2, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 23rd day of December, 2019.

/s/ Edward Goldthorpe
Edward Goldthorpe
President, Chief Executive Officer and Director and Chairman of the Board of Directors

/s/ Edward Gilpin
Edward Gilpin
Chief Financial Officer, Secretary and Treasurer

/s/ Alexander Duka
Alexander Duka
Lead Independent Director

/s/ George Grunebaum
George Grunebaum
Director

/s/ Christopher Lacovara
Christopher Lacovara
Director

/s/ Dean C. Kehler
Dean C. Kehler
Director

/s/ Rober Warshauer
Robert Warshauer
Director

/s/ Graeme Dell
Graeme Dell
Director

/s/ David Moffitt
David Moffitt
Director